Exhibit 24.1
February 20, 2019

Xia Liu, Andrew W. Evans and Melissa K. Caen

Ladies and Mr. Evans:

Georgia Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount of debt instruments, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Georgia Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Georgia Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly,

GEORGIA POWER COMPANY

By	/s/W. Paul Bowers
W. Paul Bowers Chairman, President and Chief Executive Officer

/s/W. Paul Bowers	/s/Jimmy C. Tallent
W. Paul Bowers	Jimmy C. Tallent
/s/Charles K. Tarbutton
Mark L. Burns	Charles K. Tarbutton
/s/Shantella E. Cooper	/s/Beverly Daniel Tatum
Shantella E. Cooper	Beverly Daniel Tatum
/s/Lawrence L. Gellerstedt, III	/s/Clyde C. Tuggle
Lawrence L. Gellerstedt, III	Clyde C. Tuggle
/s/Douglas J. Hertz	/s/Xia Liu
Douglas J. Hertz	Xia Liu
/s/Kessel D. Stelling, Jr.	/s/David P. Poroch
Kessel D. Stelling, Jr.	David P. Poroch

Extract from minutes of meeting of the board of directors of Georgia Power Company.

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RESOLVED FURTHER: That for the purpose of signing and filing a registration statement or statements with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount of debt instruments and of amending such registration statement or statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments) to such registration statement or statements (both before and after such statement or statements become effective), the Company, its officers and the members of its Board of Directors are authorized to grant their several powers of attorney to Xia Liu, Andrew W. Evans and Melissa K. Caen; and

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The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Georgia Power Company, duly held on February 20, 2019, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2019		GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary